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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 12, 2002

Medtronic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State of Other Jurisdiction of Incorporation)

1-7707 (Commission File Number)	41-0793183 (I.R.S. Employer Identification No.)
710 Medtronic Parkway Minneapolis, Minnesota (Address of Principal Executive Offices)	55432 (Zip Code)

(763) 514-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On April 12, 2002, Medtronic, Inc. (the "Registrant") acquired all of the outstanding stock of VidaMed, Inc. ("VidaMed") through a merger of a newly-created subsidiary of the Registrant into VidaMed. Pursuant to the merger, the shareholders of VidaMed will receive $7.91 for each of the approximately 37,010,288 shares of VidaMed Common Stock outstanding at the time of the merger, and holders of options or warrants to purchase VidMed Common Stock will receive, for each of the approximately 5,977,814 outstanding VidaMed options and warrants, the excess of $7.91 over the exercise price per share of such option or warrant.

        A copy of the press release announcing the closing of the acquisitions is filed as Exhibit 99 to this Form 8-K.

        VidaMed's TUNA® (transurethral needle ablation) system treats benign prostatic hyperplasia (BPH), a non-cancerous condition also known as "enlarged prostate," which affects up to 23 million men worldwide.

Item 7. Financial Statements and Exhibits

  (a)
  Financial Statements of Businesses Acquired:

            Not required.

  (b)
  Pro Forma Financial Information:

            Not required.

  (c)
  Exhibits:

            See Exhibit Index on page following Signatures.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
Date: April 12, 2002	By:	/s/ DAVID J. SCOTT David J. Scott Senior Vice President and General Counsel

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

EXHIBIT INDEX
to
FORM 8-K

MEDTRONIC, INC.

Exhibit Number	Exhibit Description

99	Press release dated April 12, 2002.

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SIGNATURES